Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 23, 2018, (except as to the eleventh paragraph of Note 1, as to which the date is March 7, 2018), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-223182) and related Prospectus of Dropbox, Inc. for the registration of shares of its Class A common stock.

/s/ Ernst & Young LLP

San Francisco, California

March 21, 2018